Exhibit 10.10

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement (this “Agreement”), dated as of June 2, 2026, is made and entered into by and among Meridian3 Partners Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and each of Steven Armstrong, David Bulley, Jeffrey Foster, Parmeet Grover, John Llewellyn, F. Jeremey Mistry, Hideyuki Nakashima and Steven Osgood (each a “Recipient” and together the “Recipients”).

WHEREAS, the Sponsor holds 5,031,250 Class B ordinary shares of Meridian3 Industrials Acquisition Corp, a Cayman Islands exempted company (the “Company”), par value $0.0001 per share (“Founder Shares”);

WHEREAS, the Founder Shares were initially issued on May 13, 2026, pursuant to a subscription agreement between the Sponsor and the Company for $25,000 ($0.005 per share) (the “Subscription Agreement”);

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Sponsor wishes to sell, assign and transfer an aggregate of 200,000 Founder Shares (the “Shares”) held by it to the Recipients (each Recipient being a director and/or officer or a senior advisor of the Company) as set forth on Annex I hereto (each Recipient purchasing 25,000 Shares), and each Recipient wishes to purchase certain of the Shares from the Sponsor and be bound by the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Assignment of Securities. The Sponsor hereby sells, assigns and transfers to each Recipient, and each Recipient hereby purchases, the relevant Shares from the Sponsor as set forth on Annex I hereto, for the purchase price set forth next to the relevant Recipient’s name in Annex I hereto.

Section 2. Owner. The Sponsor represents and warrants that it owns, beneficially and of record, and has valid title to, and the right to transfer to the Recipients, all of the Shares, free and clear of any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever (“Encumbrances”), and the Recipients shall acquire, and have valid title to, the applicable Shares, free and clear of any and all Encumbrances, in each case, except as provided in, or contemplated by, the Subscription Agreement and the Insider Letter to be entered into among the Company and various parties thereto to be signed in connection with the initial public offering of the Company. No person has any written or oral agreement, arrangement or understanding or option for, or any right or privilege (whether by law, preemption or contract) that is or is capable of becoming an agreement, arrangement or understanding or option for, the purchase or acquisition from the Sponsor of any of the Shares.

Section 3. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions’ contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

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Section 4. Representations.

(a) Each of the Recipients represents and warrants, severally and not jointly, as follows, with respect to herself/himself: the Recipient hereby acknowledges that an investment in the Shares involves certain significant risks. The Recipient acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless the Shares are registered in accordance with federal and state securities laws or an exemption under such laws is available. The Recipient further acknowledges and hereby agrees that the Shares are subject to restrictions and obligations as set forth in the Subscription Agreement and the Insider Letter to be entered into among the Company and various parties thereto and the lock-up provisions therein to be signed in connection with the initial public offering of the Company. The Recipient further understands that any certificates evidencing the Shares bear a legend (as provided in the Subscription Agreement) referring to the foregoing transfer restrictions. The Shares are being assigned solely for the Recipient’s own account, for investment purposes only, and are not being assigned with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Recipient has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Recipient is able to bear the risk of its investment for an indefinite period of time. The Recipient has been given the opportunity to (i) ask questions of and receive answers from the Sponsor and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Sponsor possesses or can acquire without unreasonable effort or expense that is necessary to assist the Recipient in evaluating the advisability of the receipt of the Shares and an investment in the Company. The Recipient is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. The Recipient is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(b) The Sponsor acknowledges and agrees that the Recipient’s Shares shall not be subject to forfeiture pursuant to the forfeiture provision contained in Section 3.1 of the Subscription Agreement. The Sponsor further acknowledges and agrees that in the event the over-allotment option granted to the underwriter of the initial public offering of the Company is not exercised in full, such Sponsor shall forfeit at the time such over-allotment option expires (or earlier if such underwriter waives its ability to exercise such over-allotment option) any and all rights to such number of Founder Shares as required by Section 3.1 of the Subscription Agreement.

Section 5. Waiver of Additional Shares. Each Recipient hereby waives its right to receive additional Class B ordinary shares as a result of any capitalization or other appropriate mechanism undertaken by the Company in connection with its initial public offering in order to maintain the number of outstanding Class B ordinary shares at 20% of the Company’s outstanding ordinary shares upon the consummation of its initial public offering.

Section 6. Assignment of Rights. The Sponsor may not assign either this Agreement or any of its rights, interests, or obligations hereunder, with respect to any Recipient, without the prior written approval of such Recipient. No Recipient may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Sponsor.

Section 7. Survival of Representations, Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement. All representations and warranties shall be effective regardless of any investigation made or which could have been made.

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Section 8. Director, Officer or Senior Advisor Status. On the date of this Agreement, each Recipient is a director or director nominee or officer or senior advisor of the Company. If any Recipient ceases to be a director or director nominee or officer or senior advisor of the Company for any reason whatsoever before a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses or entities, all of such Recipient’s Shares shall be, at the Sponsor’s election, either (a) repurchased by the Sponsor (or its designee) at the purchase price such Recipient paid for those Shares, as set forth on Annex I, or (b) forfeited to the Company for no consideration.

Section 9. Tax Matters.

(a) Each Recipient acknowledges that the Shares are subject to a substantial risk of forfeiture and transfer restrictions under Section 8 of this Agreement.

(b) Each Recipient who is subject to U.S. federal income tax acknowledges that it is solely responsible for determining whether to make an election under Section 83(b) of the Internal Revenue Code and, if so, for timely filing such election within 30 days of the date hereof. Each such Recipient shall promptly provide a copy of any such filed election to the Sponsor.

(c) Each Recipient who is subject to UK income tax acknowledges that the Shares constitute “restricted securities” for the purposes of Chapter 2 of Part 7 of ITEPA 2003 and agrees to enter into a joint election under Section 431(1) ITEPA with the Company within 14 days of the date hereof in such form as the Company may reasonably require.

Section 10. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state.

Section 11. Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts (including facsimile or PDF counterparts), each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

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[Signature Pages Follow.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SPONSOR:

MERIDIAN3 PARTNERS SPONSOR, LLC

By:	/s/ David Bulley
Name:	David Bulley
Title:	Manager

[Signature Page to Securities Assignment Agreement]

RECIPIENT:

By:	/s/ Steven Armstrong
Name:	Steven Armstrong

[Signature Page to Securities Assignment Agreement]

/s/
RECIPIENT:

	By:	/s/ David Bulley
	Name:	David Bulley

[Signature Page to Securities Assignment Agreement]

/s/ [Placeholder]
RECIPIENT:

	By:	/s/ Jeffrey H. Foster
	Name:	Jeffrey H. Foster

[Signature Page to Securities Assignment Agreement]

RECIPIENT:

By:	/s/ Parmeet Grover
Name:	Parmeet Grover

[Signature Page to Securities Assignment Agreement]

RECIPIENT:

By:	/s/ Graeme Ernest John Llewellyn
Name:	Graeme Ernest John Llewellyn

[Signature Page to Securities Assignment Agreement]

RECIPIENT:

By:	/s/ F. Jeremey Mistry
Name:	F. Jeremey Mistry

[Signature Page to Securities Assignment Agreement]

RECIPIENT:

By:	/s/ Hideyuki Nakashima
Name:	Hideyuki Nakashima

[Signature Page to Securities Assignment Agreement]

RECIPIENT:

By:	/s/ Steven Osgood
Name:	Steven Osgood

[Signature Page to Securities Assignment Agreement]

ANNEX I

Recipient’s Name	Number of Shares of Class B Common Stock / Purchase Price
Steven Armstrong	25,000 / $125
David Bulley	25,000 / $125
Jeffrey Foster	25,000 / $125
Parmeet Grover	25,000 / $125
John Llewellyn	25,000 / $125
F. Jeremey Mistry	25,000 / $125
Hideyuki Nakashima	25,000 / $125
Steven Osgood	25,000 / $125

Annex B